Exhibit 21

Expedia, Inc. Subsidiaries

As of December 31, 2012

DOMESTIC

Entity	Jurisdiction of Formation
Activity Information Center, Inc.	HI
Classic Vacations, LLC	NV
CruiseShipCenters Holdings Inc. (80%)	NV
CruiseShipCenters USA Inc. (80%)	NV
DN Holdings LLC	DE
EAN.com, LP	DE
Egencia APAC Holdings, Inc.	WA
Egencia LLC	NV
Expedia Global, LLC	NV
Expedia US, Inc.	NV
Expedia, Inc.	WA
Hotels.com GP, LLC	TX
Hotels.com, L.P.	TX
Hotwire, Inc.	DE
HRN 99 Holdings, LLC	NY
Interactive Affiliate Network, LLC	DE
Lodging Partner Services LLC	DE
Mobiata, LLC	MN
Premier Getaways, Inc.	FL
T-16 Holdings, LLC	DE
T-17 Holdings, LLC	DE
Travelscape, LLC	NV
WWTE, Inc.	NV

Expedia, Inc. Subsidiaries

As of December 31, 2012

INTERNATIONAL

Entity	Jurisdiction of Formation
AAE Travel Pte. Ltd. (JV - 50%)	Singapore
Bravado Investments Limited	British Virgin Islands
CarRentals K.K.	Japan
CruiseShipCenters International Inc. (80%)	Canada (BC company)
CSC Holdings Inc.	Canada (BC company)
Egencia Australia Pty Ltd	Australia
Egencia Belgium SA	Belgium
Egencia Canada Corp.	Canada
Egencia Cayman Holdings Ltd.	Cayman
Egencia (China) Information Technology Co., Ltd.	China
Egencia Europe SAS	France
Egencia France SAS	France
Egencia GmbH	Germany
Egencia Holdings UK Ltd.	UK
Egencia K.K. (formerly Expedia Delta K.K.)	Japan
Egencia Travel India Private Limited	India
Egencia UK Ltd.	United Kingdom
eLong, Inc. (67%)	Cayman Islands
Expedia Alpha Y.K.	Japan
Expedia Argentina S.R.L.	Argentina
Expedia Asia Holdings Mauritius	Mauritius
Expedia Asia Pacific Limited	Hong Kong
Expedia Asia Pacific-Alpha Limited	Cayman Islands
Expedia Asia Pacific-Delta Limited	Cayman Islands
Expedia Asia Pacific-Gamma Limited	Cayman Islands
Expedia Australia Pty. Ltd.	Australia
Expedia Consulting Services (Beijing) Co., Ltd.	China
Expedia Consulting Services (Beijing) Co., Ltd. Shanghai Branch	China
Expedia Canada Corp.	Canada
Expedia do Brasil Agencia de Viagens e Turismo Ltda.	Brazil
Expedia Finland OY	Finland
Expedia France s.a.s.	France
Expedia FZ - LLC	United Arab Emirates (Dubai)
Expedia Greece Travel Support Services EPE	Greece
Expedia Holdings K.K.	Japan
Expedia Holdings s.a.s.	France
Expedia Italy SRL	Italy
Expedia Korea Co., Ltd.	Republic of Korea
Expedia Lodging Partner Services Sarl	Switzerland
Expedia Lodging Partner Services Sarl Representative Office	Indonesia
Expedia Malaysia Sdn Bhd	Malaysia
Expedia Mexico, S de R. L. de C.V.	Mexico
Expedia New Zealand Limited	New Zealand
Expedia Online Travel Services India Private Limited	India
Expedia Omega K.K.	Japan
Expedia Poland Sp. z o.o.	Poland
Expedia s.a.	Belgium
Expedia Services CZ s.r.o	Czech Republic
Expedia Services s.a.s.	France
Expedia Sigma K.K.	Japan
Expedia Singapore Pte. Ltd.	Singapore
Expedia Southeast Asia Pte. Ltd.	Singapore
Expedia Spain, S.L.	Spain

Expedia Sweden AB	Sweden
Expedia (Thailand) Limited	Thailand
ExpediaTurkey Seyahat Destek Hizmetleri Limited Şirketi	Turkey
Expedia.com GmbH	Germany
Expedia.com Limited	United Kingdom
Expedia.nl B.V.	Netherlands
Ferieverden AS	Norway
Flyspesialisten AS	Norway
Hotels (TR) Limited	United Kingdom
Hotelz Y.K.	Japan
Interactive Domain Name Holdings Corporation	Canada (Nova Scotia company)
Marvillo S.a.r.l.	Luxembourg
NDT Norge AS	Norway
Nordic Direct Travel AS	Norway
Partner Services Group Denmark ApS	Denmark
Partner Services Group Travel South Africa Pty. Ltd.	South Africa
Swetra Group AB	Sweden
The Tourism Representative Office of Expedia Lodging Partner Services Sarl in Ho Chi Minh City	Vietnam
Traveldoo SAS	France
Traveldoo UK Limited	United Kingdom
Travelforce Pty Limited	Australia
Tron NewCo GmbH	Germany
Travelforce New Zealand Limited	New Zealand
Vacationspot, S.L.	Spain
Venere Net S.r.l..	Italy
Venere UK Limited	United Kingdom
VIA Egencia AS	Norway
VIA Egencia Philippines Inc.	Philippines
VIA Egencia Denmark A/S	Denmark
VIA Egencia Finland Oy	Finland
VIA Travel AB	Sweden
VIA Egencia Norway AS	Norway
WWTE Travel Limited	Ireland
WWTE Travel S.à r.l.	Luxembourg